Exhibit 99.1

N E W S R E L E A S E

Atmel Reports Fourth Quarter and Full Year 2013 Financial Results

SAN JOSE, CA, February 5, 2014 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its fourth quarter ended December 31, 2013.

	GAAP			Non-GAAP
	Q4 2013	Q3 2013	Q4 2012	Q4 2013	Q3 2013	Q4 2012
Net revenue	$353.2	$356.3	$345.1	$353.2	$356.3	$345.1
Gross margin	42.7%	40.3%	38.1%	43.7%	43.1%	41.6%
Operating margin	7.6%	3.1%	(3.8)%	12.4%	10.6%	9.7%
Net income (loss)	$4.5	$5.4	$(12.3)	$43.6	$37.7	$29.4
Diluted EPS	$0.01	$0.01	$(0.03)	$0.10	$0.09	$0.07

(In millions, except for earnings per share data and percentages)

Revenue for the fourth quarter of 2013 was $353.2 million, a 1% decrease compared to $356.3 million for the third quarter of 2013, and 2% higher compared to $345.1 million for the fourth quarter of 2012. For the full year 2013, revenue of $1.39 billion decreased 3% compared to $1.43 billion for 2012. Excluding the Serial Flash divestiture that occurred in September 2012, full year 2013 revenue was essentially flat as compared to 2012.

GAAP net income totaled $4.5 million or $0.01 per diluted share for the fourth quarter of 2013. This compares to $5.4 million or $0.01 per diluted share for the third quarter of 2013, and a loss of $(12.3) million or $(0.03) per diluted share for the fourth quarter of 2012. GAAP net income for the fourth quarter 2013 was reduced by discrete tax expenses of $23.2 million primarily related to reserves established for non-U.S. tax audits. For the full year of 2013, GAAP net loss was $(24.8) million or $(0.06) per diluted share, compared to GAAP net income of $30.4 million or $0.07 per diluted share for 2012.

GAAP gross margin was 42.7% in the fourth quarter of 2013, which included a $2.2 million loss resulting from facility damage and an unplanned manufacturing shutdown at our Colorado Springs plant. This compares to GAAP gross margin of 40.3% for the third quarter of 2013, which included an $8.9 million loss related to a foundry arrangement, and 38.1% for the fourth quarter of 2012. For the full year 2013, GAAP gross margin was 41.4%, compared to 42.0% for 2012.

Non-GAAP net income for the fourth quarter of 2013 totaled $43.6 million or $0.10 per diluted share, compared to $37.7 million or $0.09 per diluted share in the third quarter of 2013, and $29.4 million or $0.07 per diluted share for the year-ago quarter. For the full year 2013, non-GAAP net income was $120.2 million or $0.27 per diluted share, compared to $145.1 million or $0.32 for 2012. Refer to the non-GAAP reconciliation table included in this release for more details.

Non-GAAP gross margin was 43.7% in the fourth quarter of 2013 compared to 43.1% in the preceding quarter and 41.6% in the fourth quarter of 2012. For the full year 2013, non-GAAP gross margin was 42.5% compared to 43.3% for 2012. Refer to the non-GAAP reconciliation table included in this release for more details.

“Revenue for our microcontroller business increased during 2013, with the core microcontroller business generating robust growth,” said Steve Laub, Atmel's President and Chief Executive Officer. “We are well positioned for 2014 with multiple growth drivers tied to our extensive new product introductions and significant margin expansion from ongoing operational initiatives.”

Cash provided by operations totaled approximately $49.0 million for the fourth quarter of 2013, compared to $82.1 million for the third quarter of 2013 and $78.7 million for the fourth quarter of 2012. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $279.1 million at the end of the fourth quarter of 2013, an increase of $8.2 million from the immediately preceding quarter, even after taking into account the repurchase of $24.2 million in common stock. Cash increases resulted principally from improved operating performance and a reduction in inventory.

Company Highlights

•	Introduced over 125 new core 32-bit microcontroller products during 2013

•	Launched new family of ARM Cortex-M4-based ultra-low power microcontrollers for sensor hub and battery-operated consumer applications

•	Expanded family of ARM Cortex-A5 microprocessors with smaller packaging and extended temperature range for wearables, industrial, automotive and medical applications

•	Turtle Beach selected Atmel's ultra-low power Wi-Fi system-on-chip solution for the i60 and Z300 EarForce media headset products

•	maXStylus® mXTS200 second generation Windows 8.1-certified capacitive active stylus controller shipping in volume quantities to tier-one OEMs

•
Windows 8.1 designs featuring maXTouch® include ASUS Vivo Tab Note 8, Toshiba Encore WT8, Nokia’s Lumia 2520, HP Omni 10 5600us tablet, HP EliteBook Revolve 810 G2, Lenovo ThinkPad 8, LG Electronics Tab-Book H160 and Z160

•	maXTouch selected for Sony’s new PlayStation 4

•	New Samsung Smart TV remote control touch powered by maXTouch

•	Showcased Atmel’s AvantCar™ concept, a next-generation automotive center console featuring maXTouch, XSense®, LIN transceivers and 8-bit AVR microcontrollers

•	XSense shipping in both HP Omni 10 5600us tablet and HP EliteBook Revolve 810 G2

•	Closed on an oversubscribed $300 million revolving credit facility

Stock Repurchase
During the fourth quarter of 2013, Atmel repurchased 3.3 million shares of its common stock in the open market at an average price of $7.36 per share.

Non-GAAP Metrics
Non-GAAP net income excludes loss from manufacturing facility damage and shutdown, French building underutilization and other, loss related to foundry arrangements, (recovery) impairment of receivables from foundry suppliers, restructuring (credits) charges, settlement charges, acquisition-related (credits) charges, gain on sale of assets, credit from reserved grant income, share-based compensation expense, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the fourth quarter and full year 2013 financial results. The conference call will be webcast live and can also be monitored by dialing 1-706-758-4519. The conference ID number is 23012404 and participants are encouraged to initiate their calls 10 minutes prior to the 2:00 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://ir.atmel.com/ and will be archived for 12 months.

A replay of the February 5, 2014 conference call will be available the same day at approximately 5:00 p.m. PT and will be archived for 48 hours. The replay access number is 1-404-537-3406. The access code is 23012404.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

©2014 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, and others are registered trademarks or trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel's forecasts, business outlook, expectations, new product launches, and beliefs are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2014 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general global macroeconomic conditions (especially in Europe and Asia) and possible fiscal and budget uncertainties in the United States; the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries, and the financial instability or insolvency proceedings of those foundries, and associated litigation involving us in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and new maXTouch products) and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters or terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or increased volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2012, filed on February 26, 2013. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net revenue	$353,220	$356,268	$345,083	$1,386,447	$1,432,110

Operating expenses
Cost of revenue	202,292	212,801	213,544	812,822	830,791
Research and development	64,625	66,790	58,872	267,085	251,519
Selling, general and administrative	61,298	55,793	66,376	239,580	275,257
Acquisition-related (credits) charges	(165)	1,685	1,946	5,534	7,388
Restructuring (credits) charges	(1,519)	8,149	11,036	50,026	23,986
(Recovery) impairment of receivables from foundry suppliers	(78)	—	6,495	(600)	6,495
Credit from reserved grant income	—	—	—	—	(10,689)
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Total operating expenses	326,453	345,218	358,269	1,391,617	1,384,747
Income (loss) from operations	26,767	11,050	(13,186)	(5,170)	47,363

Interest and other income (expense), net	931	1,414	(1,338)	1,959	(5,125)
Income (loss) before income taxes	27,698	12,464	(14,524)	(3,211)	42,238
(Provision for) benefit from income taxes	(23,186)	(7,038)	2,192	(21,542)	(11,793)
Net income (loss)	$4,512	$5,426	$(12,332)	$(24,753)	$30,445

Basic net income (loss) per share:
Net income (loss) per share	$0.01	$0.01	$(0.03)	$(0.06)	$0.07
Weighted-average shares used in basic net income (loss) per share calculations	426,021	426,621	429,312	427,460	433,017
Diluted net income (loss) per share:
Net income (loss) per share	$0.01	$0.01	$(0.03)	$(0.06)	$0.07
Weighted-average shares used in diluted net income (loss) per share calculations	428,008	429,639	429,312	427,460	437,582

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31, 2013	December 31, 2012

Current assets
Cash and cash equivalents	$276,881	$293,370
Short-term investments	2,181	2,687
Accounts receivable, net	206,757	188,488
Inventories	275,115	348,273
Prepaids and other current assets	92,234	125,019
Total current assets	853,168	957,837
Fixed assets, net	184,983	221,044
Goodwill	108,240	104,430
Intangible assets, net	28,116	27,257
Other assets	178,167	122,965
Total assets	$1,352,674	$1,433,533

Current liabilities
Trade accounts payable	$95,872	$103,980
Accrued and other liabilities	155,406	203,510
Deferred income on shipments to distributors	42,594	29,226
Total current liabilities	293,872	336,716
Other long-term liabilities	120,727	100,179
Total liabilities	414,599	436,895
Stockholders' equity	938,075	996,638
Total liabilities and stockholders' equity	$1,352,674	$1,433,533

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP gross margin	$150,928	$143,467	$131,539	$573,625	$601,319
Loss from manufacturing facility damage and shutdown	2,205	—	—	2,205	—
Loss related to foundry arrangements	—	8,938	10,628	7,424	10,628
Share-based compensation expense	1,301	1,136	1,329	5,889	8,052
Non-GAAP gross margin	$154,434	$153,541	$143,496	$589,143	$619,999

GAAP research and development expense	$64,625	$66,790	$58,872	$267,085	$251,519
Share-based compensation expense	(4,804)	(3,100)	(5,257)	15,529	(22,825)
French building underutilization and other	(766)	—	—	(766)	—
Non-GAAP research and development expense	$59,055	$63,690	$53,615	$281,848	$228,694

GAAP selling, general and administrative expense	$61,298	$55,793	$66,376	$239,580	$275,257
Share-based compensation expense	(9,382)	(3,858)	(9,818)	24,404	(41,565)
French building underutilization and other	(179)	—	—	(179)	—
Non-GAAP selling, general and administrative expense	$51,737	$51,935	$56,558	$263,805	$233,692

GAAP income (loss) from operations	$26,767	$11,050	$(13,186)	$(5,170)	$47,363
Share-based compensation expense	15,486	8,094	16,404	45,822	72,442
Acquisition-related (credits) charges	(165)	1,685	1,946	5,534	7,388
Restructuring (credits) charges	(1,519)	8,149	11,036	50,026	23,986
Loss from manufacturing facility damage and shutdown	2,205	—	—	2,205	—
Loss related to foundry arrangements	—	8,938	10,628	7,424	10,628
(Recovery) impairment of receivables from foundry suppliers	(78)	—	6,495	(600)	6,495
Credit from reserved grant income	—	—	—	—	(10,689)
French building underutilization and other	945	—	—	945	—
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Non-GAAP income from operations	$43,641	$37,916	$33,323	$123,356	$157,613

GAAP (provision for) benefit from income taxes	$(23,186)	$(7,038)	$2,192	$(21,542)	$(11,793)
Adjustments for cash tax and other tax settlements	(22,257)	(5,449)	4,790	(16,428)	(4,410)
Non-GAAP provision for income taxes	$(929)	$(1,589)	$(2,598)	$(5,114)	$(7,383)

GAAP net income (loss)	$4,512	$5,426	$(12,332)	$(24,753)	$30,445
Share-based compensation expense	15,486	8,094	16,404	45,822	72,442
Acquisition-related (credits) charges	(165)	1,685	1,946	5,534	7,388
Restructuring (credits) charges	(1,519)	8,149	11,036	50,026	23,986
Loss from manufacturing facility damage and shutdown	2,205	—	—	2,205	—
Loss related to foundry arrangements	—	8,938	10,628	7,424	10,628
(Recovery) impairment of receivables from foundry suppliers	(78)	—	6,495	(600)	6,495
Credit from reserved grant income	—	—	—	—	(10,689)
French building underutilization and other	945	—	—	945	—
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Tax adjustments	22,257	5,449	(4,790)	16,428	4,410
Non-GAAP net income	$43,643	$37,741	$29,387	$120,201	$145,105

GAAP net income (loss) per share - diluted	$0.01	$0.01	$(0.03)	$(0.06)	$0.07
Share-based compensation expense	0.03	0.02	0.04	0.10	0.16
Acquisition-related (credits) charges	—	0.01	0.01	0.01	0.02
Restructuring (credits) charges	—	0.02	0.02	0.11	0.05
Loss from manufacturing facility damage and shutdown	0.01	—	—	0.01	—
Loss related to foundry arrangements	—	0.02	0.02	0.02	0.02
(Recovery) impairment of receivables from foundry suppliers	—	—	0.01	—	0.01
Credit from reserved grant income	—	—	—	—	(0.02)
Gain on sale of assets	—	—	—	(0.01)	—
Settlement charges	—	—	—	0.05	—
Tax adjustments	0.05	0.01	—	0.04	0.01
Non-GAAP net income per share - diluted	$0.10	$0.09	$0.07	$0.27	$0.32

GAAP diluted shares	428,008	429,639	429,312	427,460	437,582
Adjusted dilutive stock awards - non-GAAP	9,503	9,207	14,669	11,841	9,764
Non-GAAP diluted shares	437,511	438,846	443,981	439,301	447,346

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Loss from manufacturing facility damage and shutdown.

Atmel experienced an unplanned shutdown of its semiconductor manufacturing operations in Colorado Springs, Colorado in the fourth quarter of 2013 due to damage of the facility’s nitrogen plant. All repairs have been completed and the facility has resumed operations. Atmel believes that the loss from the manufacturing facility damage and shutdown is an individually discrete event that is not generally reflective of ongoing operating performance and should be excluded from period-over-period comparisons.

•	French building underutilization and other.

The building underutilization and other relates to charges incurred as a result of the insolvency of our tenant in France and prior year real estate taxes relating to an audit assessment of the same facilities in France. Atmel believes that it is appropriate to exclude these charges as they are individually discrete events and generally not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Loss related to foundry arrangements.

Loss related to foundry arrangements relates to the increase of estimated losses previously recorded with respect to European foundry “take or pay” arrangements for wafers to be delivered during the remaining term of the arrangement. Atmel believes that it is appropriate to exclude the loss related to foundry arrangements from Atmel's non-GAAP financial measures as these losses are generally not reflective of ongoing operating performance and it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	(Recovery) impairment of receivables from foundry suppliers.

(Recovery) impairment of receivables from foundry suppliers relates to the Company's assessment of the probability of collecting on receivables from European foundry suppliers for certain services provided by Atmel to those foundries. Atmel believes that it is appropriate to exclude (recovery) impairment of receivables from foundry suppliers from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it is probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Acquisition-related (credits) charges.

Acquisition-related (credits) charges include: (1) amortization of purchased intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements, (2) contingent compensation expense, which includes compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, and (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions. In most cases, these acquisition-related charges (credits) are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges (credits) can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges (credits) from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring (credits) charges.

Restructuring (credits) charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring (credits) charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges (credits) from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Credit from reserved grant income.

Atmel recognized a credit from reserved grant income as a result of a ministerial decision executed by the Greek government providing for a partial refund of an outstanding state grant previously made. Based on the execution of this ministerial decision and the subsequent publication of that decision, management determined that it would not be required to repay the full amount of the outstanding grant. Atmel believes that it is appropriate to exclude credit from reserved grant income from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Settlement charges.

Settlement charges related to legal settlements undertaken in connection with actual or anticipated litigation, or activities undertaken in preparation for, or anticipation of, possible litigation related to intellectual property, customer claims or other matters affecting the business that are generally not reflective of ongoing company performance or ordinary course of litigation expenses.

•	Non-GAAP tax adjustments.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns for the current period/year. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.